UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2018 (October 19, 2018)

UNITED NATURAL FOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21531	05-0376157
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

313 Iron Horse Way, Providence, RI	02908
(Address of principal executive offices)	(Zip Code)

(401) 528-8634

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01                   Entry into a Material Definitive Agreement

Amendment to ABL Loan Agreement

On October 19, 2018, United Natural Foods, Inc., a Delaware corporation (“UNFI”), and United Natural Foods West, Inc., a California corporation (collectively, the “U.S. Borrowers”), UNFI Canada, Inc., a corporation organized under the Canada Business Corporations Act (the “Canadian Borrower” and, together with the U.S. Borrowers, the “ABL Borrowers”), the certain financial institutions that are parties thereto as lenders, and Bank of America, N.A. as administrative agent for the Lenders (the “ABL Administrative Agent”), entered into the First Amendment to Loan Agreement (the “Amendment”), amending the Loan Agreement, dated as of August 30, 2018 (the “ABL Loan Agreement”), by and among the ABL Borrowers, the ABL Administrative Agent, the financial institutions party thereto as lenders and the other parties party thereto.

The Amendment provides for, among other things, an increase in the aggregate amount of commitments under the ABL Loan Agreement from $2,000 million to $2,100 million and an increase in the aggregate amount of loans made available to the ABL Borrowers at the closing of the acquisition of SUPERVALU INC., a Delaware corporation (“SUPERVALU”) by UNFI (the “Acquisition”).

The description of the Amendment in this Form 8-K does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 2.1 to this Form 8-K and is incorporated herein by reference.

Term Loan Agreement

On October 22,2018 (the “Signing Date”), UNFI entered into a Term Loan Agreement (the “Term Loan Agreement”), by and among UNFI and SUPERVALU, as borrowers (collectively, the “Term Borrowers”), the financial institutions that are parties thereto as lenders (collectively, the “Lenders”), Goldman Sachs Bank USA, as administrative agent for the Lenders (the “TLB Administrative Agent”) and as collateral agent for the Lenders, and the other parties party thereto.

The material terms of the Term Loan Agreement are as follows:

Availability

The Term Loan Agreement provides for senior secured first lien term loans in an aggregate principal amount of $1,950,000,000, consisting of a $1,800,000,000 term loan “B” tranche (the “Term B Tranche”) and a $150,000,000 364-day tranche (the “364-day Tranche” and, together with the Term B Tranche, collectively, the “Term Facility”).  The entire amount of the proceeds from the Term Facility were used to finance the Acquisition and related transaction costs.

Under the Term Loan Agreement, the Term Borrowers may, at their option, increase the amount of the Term B Tranche, add one or more additional tranches of term loans or add one or more additional tranches of revolving credit commitments, without the consent of any Lenders not participating in such additional borrowings, up to an aggregate amount of $656,250,000 plus additional amounts based on the satisfaction of certain leverage ratio tests, subject to certain customary conditions and applicable lenders committing to provide the additional funding. There can be no assurance that additional funding would be available.

Maturity

The loans under the Term B Tranche will be payable in full on October 22, 2025; provided that if on or prior to December 31, 2024 that certain Agreement for Distribution of Products, dated as of October 30, 2015, by and between Whole Foods Market Distribution, Inc., a Delaware corporation, and UNFI has not been extended until at least October 23, 2025 on terms not materially less favorable, taken as a whole, to UNFI and its subsidiaries than those in effect on the date of the Acquisition, then the loans under the Term B Tranche will be payable in full on December 31, 2024.  The loans under the 364-day Tranche will be payable in full on October 21, 2019.

Guarantees and Collateral

The Term Borrowers’ obligations under the Term Facility are guaranteed by most of the UNFI’s wholly-owned domestic subsidiaries (including those entities that became subsidiaries of UNFI on the Signing Date following consummation of the Acquisition) who are not also Term Borrowers (collectively, the “Guarantors”), subject to customary exceptions and limitations.  The Term Borrowers’ obligations under the Term Facility and the Guarantors’ obligations under the related guarantees are secured by (i) a first-priority lien on substantially all of the Term Borrowers’ and the Guarantors’ assets other than the ABL Priority Collateral (as defined below) (in each case, subject to customary exceptions and limitations) and (ii) a second-priority lien on substantially all of the Term Borrowers’ and the Guarantors’ accounts receivable, inventory and certain other assets arising therefrom or related thereto (collectively, the “ABL Priority Collateral”) (including, without limitation, substantially all of their deposit accounts)  (in each case, subject to customary exceptions and limitations).

Interest and Fees

The borrowings of the Term Borrowers under the Term Facility bear interest at rates that, at the Term Borrowers’ option, can be either:

•                  A base rate generally defined as the sum of (i) the highest of (w) the TLB Administrative Agent’s prime rate, (x) the average overnight federal funds effective rate plus one-half percent (0.50%) per annum, (y) one-month LIBOR plus one percent (1%) per annum and (z) one percent (1%) per annum and (ii) (A) with respect to the Term B Tranche, 3.25% and (B), with respect to the 364-day Tranche, 1.00%; or

•                  A LIBOR rate generally defined as the sum of (i) the London Interbank Offered Rate (as published on the applicable Bloomberg screen page, or other commercially available source) and (ii) (A) with respect to the Term B Tranche, 4.25% and (B), with respect to the 364-day Tranche, 2.00%; provided that the LIBOR rate shall never be less than zero percent (0.0%).

Certain Covenants and Representations and Warranties

The Term Loan Agreement contains customary representations and warranties and affirmative covenants. The Term Loan Agreement also includes negative covenants that limit, among other things, additional indebtedness, transactions with affiliates, additional liens, sales of assets, dividends, investments and advances, prepayments of debt and mergers and acquisitions.

Events of Default

The Term Loan Agreement contains customary events of default, including, but not limited to, payment defaults, breaches of representations and warranties, covenant defaults, events of bankruptcy and insolvency, failure of any guaranty or security document supporting the Term Facility to be in full force and effect, and a change of control. If an event of default occurs and is continuing, the Term Borrowers may be required immediately to repay all amounts outstanding under the Term Loan Agreement.

The description of the Term Loan Agreement in this Form 8-K does not purport to be complete and is qualified in its entirety by reference to the Term Loan Agreement, which is filed as Exhibit 2.2 to this Form 8-K and is incorporated herein by reference.

Item 9.01                                    Exhibits.

(d)         Exhibits

Exhibit No.	Description

2.1

First Amendment to Loan Agreement dated October 19, 2018, by and among United Natural Foods, Inc., United Natural Foods West, Inc., UNFI Canada, Inc., the financial institutions that are parties thereto as lenders, Bank of America, N.A., Bank of America, N.A. (acting through its Canada branch) and the other parties thereto. Ø

2.2

Term Loan Agreement dated October 22, 2018, by and among UNFI and SUPERVALU INC., the financial institutions that are parties thereto as lenders, Goldman Sachs Bank USA, as administrative agent for the Lenders, and the other parties thereto. Ø

Ø Portions of this exhibit have been omitted pursuant to a request for confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED NATURAL FOODS, INC.

By:	/s/ Michael Zechmeister
Name:	Michael Zechmeister
Title:	Chief Financial Officer

Date:    October 25, 2018